                                                                    EXHIBIT 99.1

                              [GRANT PRIDECO LOGO]


FOR IMMEDIATE RELEASE


INVESTOR RELATIONS CONTACTS:                                      MEDIA CONTACT:
Louis A. Raspino                                                      John Beltz
Sr. Vice President and CFO                           VP Marketing Communications
(832) 681-8507                                                    (832) 681-8502
louis.raspino@grantprideco.com                       john.beltz@grantprideco.com

Jay M. Mitchell
Director of Finance and Investor Relations
(832) 681-8558
jay.mitchell@grantprideco.com

                  GRANT PRIDECO REPORTS FOURTH QUARTER EARNINGS
               OF $0.01 PER SHARE BEFORE NET ACQUISITION EXPENSES

         HOUSTON, TEXAS, February 7, 2003 - Grant Prideco, Inc. (NYSE:GRP) today announced fourth quarter 2002 net income of $1.2 million ($0.01 per share) on revenues of $151.6 million. These results exclude net expenses of $1.5 million, after tax, ($0.01 per share) related to its ReedHycalog acquisition on December 20, 2002. The results further compare to net income of $1.9 million ($0.02 per share) on revenues of $162.2 million in the third quarter of 2002 and net income of $19.6 million ($0.18 per share) on revenues of $191.6 million in last year's fourth quarter. Including the effects of the ReedHycalog acquisition, fourth quarter 2002 net loss was $0.3 million ($0.00 per share) on revenues of $156.9 million. All 2001 amounts included in this discussion exclude the impact of goodwill amortization for comparative purposes.

         The $5.4 million sequential decrease in revenues is attributable to an $11.8 million decrease at the Premium Connections and Tubular Products segment and a $4.8 million decrease at the Drilling Products and Services segment. These decreases were partially offset by a $6.7 million increase at the Marine Products and Services segment and incremental revenue from the ReedHycalog acquisition of $5.3 million.

         Consolidated operating income of $10.0 million and margin of 6% in the fourth quarter of 2002 was relatively flat compared to the third quarter.

         As a result of the adoption of Financial Accounting Standards Board's SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, the Company recognized an impairment of goodwill of $6.4 million, after tax, ($0.06 per share) related to the Company's industrial business. As required, this impairment is reflected as a cumulative effect of an accounting change as of the first quarter of 2002. Net income before this accounting change for the year ended December 31, 2002 was $17.9 million ($0.16 per share), compared to $61.4 million ($0.55 per share), in the prior year, excluding non-recurring charges of $4.9 million ($0.04 per share) in 2002 and $29.1 million ($0.26 per share) in 2001. Revenues of $639.7 million in 2002 compare to $740.1 million in the prior year.

         SEGMENT RESULTS

         DRILLING PRODUCTS AND SERVICES

         Revenues in the Drilling Products and Services segment totaled $72.5 million in the fourth quarter of 2002, compared to $77.4 million sequentially and $114.3 million in last year's fourth quarter. The year-over-year decrease is primarily attributable to the decline in worldwide drilling activity, partially offset by incremental revenues from the Company's Chinese joint venture.

         Operating income was $11.7 million in the fourth quarter of 2002, compared to $14.8 million sequentially and $34.8 million in last year's fourth quarter. Fourth quarter 2002 operating income margin of 16% compares to 19% sequentially and 30% in last year's quarter.

         Worldwide drill pipe sales of 1.6 million feet in the fourth quarter of 2002 were flat sequentially and down from 2.6 million feet in last year's fourth quarter.

         PREMIUM CONNECTIONS AND TUBULAR PRODUCTS

         Revenues for the Premium Connections and Tubular Products segment in the fourth quarter of 2002 were $46.9 million, compared to $58.7 million sequentially and $56.1 million in last year's fourth quarter. The sequential and year-over-year decreases in revenues are primarily due to a decrease in deep drilling, liquidation of distributor inventories and decreased mill activity.

         Operating loss was $1.3 million in the fourth quarter of 2002, down from operating income of $2.1 million sequentially and $6.1 million in last year's fourth quarter. The sequential and year-over-year decreases are attributable to lower volumes and decreased manufacturing cost absorption.

         MARINE PRODUCTS AND SERVICES

         Revenues for the Marine Products and Services segment in the fourth quarter of 2002 were $25.8 million, up from $19.1 million sequentially and $13.2 million in last year's fourth quarter. The increases in revenues are attributable to higher sales of the XL product line coupled with the purchase of Rotator in the second quarter of 2002.

         This segment reported operating income of $4.1 million in the fourth quarter of 2002, compared to $0.9 million sequentially and $0.6 million in last year's fourth quarter. The significant improvement in operating income is attributable to higher sales and margin on XL's large bore tubular products and Rotator's subsea valves.

         CAPITAL SPENDING, DEBT AND WORKING CAPITAL

         Capital expenditures for the fourth quarter of 2002 totaled $11.3 million, compared to $12.6 million sequentially and $10.9 million in last year's fourth quarter.

         In connection with the ReedHycalog acquisition in December, the Company issued $175 million of 9% Senior Notes due 2009 and entered into a new $240 million, 4-year revolving credit facility.

         Excluding the effects of the ReedHycalog acquisition, working capital employed in inventories and accounts receivable, net of accounts payable, decreased by $28 million sequentially.

         OUTLOOK

         The Company's President and Chief Executive Officer, Michael McShane, commented, "The demand for our products and services remained weak and, in fact, deteriorated further in the Premium Connections and Tubular Product segment due to a decline in deep drilling and reduced steel mill shipments to distributors during the quarter. This was somewhat offset by continued revenue growth in our XL product line. In light of this environment, our focus has been on efficiency improvements resulting in the reduction of nearly 350 personnel since the beginning of the fourth quarter. While we are becoming somewhat more optimistic regarding the second half of 2003, we expect only modest earnings improvements in the near term driven by contributions from the ReedHycalog acquisition and continued focus on efficiencies. Regarding ReedHycalog, we are making good progress with transition issues, and we expect to address most major tasks with little or no business disruption within the next 90 days."

         Grant Prideco, headquartered in Houston, Texas, is the world's leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology, manufacturing, sales and service; a leading provider of high-performance engineered connections and premium tubulars in North America; and provides a variety of products, services and technological solutions to offshore markets worldwide.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and

     Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, expectations for increased North American drilling activity and rig count increases, Grant Prideco's ability to assimilate ReedHycalog's operations and maintain and increase its market share, expectations relating to Grant Prideco's ability to maintain and increase pricing in its various product lines, foreign currency issues, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products, the impact of international and domestic trade laws, unforeseen or unexpected litigation, manufacturing difficulties and disruptions, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

                               GRANT PRIDECO, INC.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                   DECEMBER 31,
                                                                    --------------------------      --------------------------
                                                                       2001            2002            2001            2002
                                                                    ----------      ----------      ----------      ----------
   REVENUES ...................................................     $  191,578      $  156,859      $  740,127      $  639,748
                                                                    ----------      ----------      ----------      ----------

   COSTS AND EXPENSES:
     Cost of Sales ............................................        141,990         127,145         571,118         503,854
     Selling, General and Administrative Attributable to
       Segments (a) ...........................................         11,868          14,481          49,544          56,338
     Corporate General and Administrative .....................          5,096           5,687          21,402          26,427
     Other Charges ............................................             --              --          33,755           7,045
                                                                    ----------      ----------      ----------      ----------
                                                                       158,954         147,313         675,819         593,664
                                                                    ----------      ----------      ----------      ----------
   EQUITY INCOME IN UNCONSOLIDATED AFFILIATES .................          2,521             429           8,747           5,342
                                                                    ----------      ----------      ----------      ----------

   OPERATING INCOME ...........................................         35,145           9,975          73,055          51,426
                                                                    ----------      ----------      ----------      ----------
   OTHER INCOME:
     Interest Expense .........................................         (6,272)         (8,998)        (27,067)        (27,051)
     Other, Net ...............................................           (148)           (362)         (1,270)         (1,050)
                                                                    ----------      ----------      ----------      ----------
                                                                        (6,420)         (9,360)        (28,337)        (28,101)
                                                                    ----------      ----------      ----------      ----------
   INCOME BEFORE INCOME TAXES .................................         28,725             615          44,718          23,325
   INCOME TAX PROVISION .......................................        (10,166)           (188)        (15,651)         (7,228)
                                                                    ----------      ----------      ----------      ----------
   NET INCOME BEFORE MINORITY INTEREST ........................         18,559             427          29,067          16,097
   MINORITY INTEREST ..........................................             17            (765)           (977)         (3,051)
                                                                    ----------      ----------      ----------      ----------
   NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
     ACCOUNTING CHANGE ........................................         18,576            (338)         28,090          13,046
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX .........             --              --              --          (6,412)
                                                                    ----------      ----------      ----------      ----------
   NET INCOME (LOSS) ..........................................     $   18,576      $     (338)     $   28,090      $    6,634
                                                                    ==========      ==========      ==========      ==========

   BASIC NET INCOME (LOSS) PER SHARE
     Basic net income (loss) before cumulative effect of
        accounting change .....................................     $     0.17      $     0.00      $     0.26      $     0.12
     Cumulative effect of accounting change ...................             --              --              --           (0.06)
                                                                    ----------      ----------      ----------      ----------
     Net income (loss) ........................................     $     0.17      $     0.00      $     0.26      $     0.06
                                                                    ==========      ==========      ==========      ==========
     Basic weighted average shares outstanding ................        109,783         112,908         109,486         111,459
                                                                    ==========      ==========      ==========      ==========
   DILUTED NET INCOME (LOSS) PER SHARE
     Diluted net income (loss) before cumulative effect of
        accounting change .....................................     $     0.17      $     0.00      $     0.25      $     0.12
     Cumulative effect of accounting change ...................             --              --              --           (0.06)
                                                                    ----------      ----------      ----------      ----------
     Net income (loss) ........................................     $     0.17      $     0.00      $     0.25      $     0.06
                                                                    ==========      ==========      ==========      ==========
     Diluted weighted average shares outstanding ..............        110,764         113,989         110,884         112,854
                                                                    ==========      ==========      ==========      ==========

   OTHER DATA:
     EBITDA (a)(b) ............................................     $   44,035      $   18,198      $  154,309      $   89,618
     Depreciation and Amortization ............................          8,890           8,223          36,453          31,147
     Cash Provided by Operating Activities ....................         31,558           1,924          40,490         109,836
     Cash Used by Investing Activities ........................        (14,805)       (274,682)        (42,134)       (315,097)
     Cash Provided (Used) by Financing Activities .............        (21,273)        277,691           3,713         215,893
     Capital Expenditures (c) .................................         10,883          11,322          37,212          45,781

                                                                               DECEMBER 31,     DECEMBER 31,
                                                                                   2001             2002
                                                                               ------------     ------------
BALANCE SHEET DATA:                                                                             (Preliminary)
       Total Assets ......................................................     $    915,598     $  1,311,133
       Total Debt ........................................................          266,178          495,503
       Total Liabilities .................................................          446,631          723,293
       Stockholders' Equity ..............................................          468,967          587,840

     Backlog at Period Ended .............................................     $    144,769     $     87,176


1)       RECONCILIATION OF GAAP RESULTS


         The following tables reconcile GAAP results referenced in this press release (in millions, except per share data):


                                                                 Twelve Months              Twelve Months
                                                              Ended December 31,         Ended December 31,
                                                                       2001                       2002

                                                                     DILUTED EPS                  DILUTED EPS
                                                                     -----------                  -----------
   Net Income Before Cumulative Effect of Accounting
     Change...............................................    $ 28.1     $  0.25          $ 13.0      $ 0.12
   Other Charges, Net of Tax (d)..........................      29.1        0.26             4.9        0.04
   Goodwill Amortization, Net of Tax......................       4.2        0.04              --          --
                                                              ------     -------          ------      ------

   Net Income Before Cumulative Effect of Accounting
     Change, Excluding Charges and Goodwill Amortization..    $ 61.4     $  0.55          $ 17.9      $ 0.16
                                                              ======     =======          ======      ======



                                                                      Three Months Ended
                                                                       December 31, 2002

                                                                    Revenues      NET INCOME
                                                                                    (LOSS)
                                                                                  ----------
           Reported Results....................................     $  156.9      $     (0.3)
           Acquisition Effects.................................         (5.3)            1.5
                                                                    --------      ----------
           Reported Results, Excluding Acquisition Effects.....     $  151.6      $      1.2
                                                                    ========      ==========


-----------

       (a) Includes goodwill amortization of $1.7 million and $6.4 million for the three and twelve months ended December 31, 2001, respectively.

       (b) EBITDA is calculated by taking operating income and adding back depreciation and amortization and nonrecurring charges of $44.8 million for the twelve months ended December 31, 2001 and $7.0 million for the twelve months ended December 31, 2002.

       (c) Capital expenditures for property, plant and equipment excludes the costs related to acquisitions of businesses.

       (d) Includes $11.0 million, $7.2 million net of tax, ($0.06 per share) that is included in cost of sales and $33.8 million, $21.9 million net of tax, ($0.20 per share) that is included in other charges in 2001, and $7.0 million, $4.9 million net of tax, ($0.04 per share) that is included in other charges in 2002.

                                       ###

                                  GRANT PRIDECO
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
         QUARTER ENDED DECEMBER 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                   (Unaudited)
                       (in thousands, except percentages)



                                               DECEMBER 31,    MARCH 31,       JUNE 30,        SEPTEMBER 30,   DECEMBER 31,
                                                   2001          2002            2002              2002           2002
                                               ------------    ---------       --------        -------------   ------------
CONSOLIDATED

Revenues                                       $    191,578    $ 152,051       $168,601        $     162,237   $    156,859
Gross Profit                                         49,588       35,205         39,382               31,593         29,714
Gross Profit %                                           26%          23%            23%                  19%            19%
Selling, General and Administrative                  16,964       19,088         21,213               22,296         20,168
Operating Income (a)                                 35,145       18,473         12,408               10,570          9,975
EBITDA, Before Other Charges (b)(c)                  44,035       25,978         27,180               18,262         18,198

REVENUES:
  Drilling Products and Services               $    114,293    $  78,816       $ 88,574        $      77,362   $     72,528
  Premium Connections and Tubular Products           56,123       53,193         58,067               58,680         46,902
  Marine Products and Services                       13,187       12,915         15,085               19,086         25,835
  Other                                               7,975        7,127          6,875                7,109         11,594
                                               ------------    ---------       --------        -------------   ------------
                                               $    191,578    $ 152,051       $168,601        $     162,237   $    156,859
                                               ============    =========       ========        =============   ============


GROSS PROFIT:
  Drilling Products and Services                     36,320       24,543         25,490               18,995         15,594
  Premium Connections and Tubular Products            9,521        7,773          9,946                6,512          1,902
  Marine Products and Services                        2,455        2,571          3,735                4,878          8,375
  Other                                               1,292          318            211                1,208          3,843
                                               ------------    ---------       --------        -------------   ------------
                                                     49,588       35,205         39,382               31,593         29,714
                                               ============    =========       ========        =============   ============

SELLING, GENERAL AND ADMINISTRATIVE:
  Drilling Products and Services                      4,931        4,829          5,796                5,704          4,525
  Premium Connections and Tubular Products            3,985        4,136          4,046                4,126          3,004
  Marine Products and Services                        1,937        2,749          4,183                3,929          4,246
  Other                                               1,015        1,102            605                  652          2,706
  Corporate                                           5,096        6,272          6,583                7,885          5,687
                                               ------------    ---------       --------        -------------   ------------
                                                     16,964       19,088         21,213               22,296         20,168
                                               ============    =========       ========        =============   ============

OPERATING INCOME (LOSS):
  Drilling Products and Services                     34,022       22,142         18,709               14,847         11,699
  Premium Connections and Tubular Products            5,424        3,565          5,589                2,103         (1,303)
  Marine Products and Services                          518         (178)          (448)                 949          4,129
  Other                                                 277         (784)          (394)                 556          1,137
  Corporate                                          (5,096)      (6,272)       (11,048)              (7,885)        (5,687)
                                               ------------    ---------       --------        -------------   ------------
                                                     35,145       18,473         12,408               10,570          9,975
                                               ============    =========       ========        =============   ============

EBITDA, BEFORE OTHER CHARGES (c):
  Drilling Products and Services                     37,895       25,170         24,177               17,874         14,788
  Premium Connections and Tubular Products            8,897        6,558          8,844                5,222          2,093
  Marine Products and Services                        1,394          695            592                2,036          5,135
  Other                                                 858         (346)           (69)                 765          1,570
  Corporate                                          (5,009)      (6,099)        (6,364)              (7,635)        (5,388)
                                               ------------    ---------       --------        -------------   ------------
                                                     44,035       25,978         27,180               18,262         18,198
                                               ============    =========       ========        =============   ============

DEPRECIATION AND AMORTIZATION (d):
  Drilling Products and Services                      3,873        3,028          3,108                3,027          3,089
  Premium Connections and Tubular Products            3,473        2,993          3,035                3,119          3,396
  Marine Products and Services                          876          873          1,040                1,087          1,006
  Other                                                 581          438            325                  209            433
  Corporate                                              87          173            219                  250            299
                                               ------------    ---------       --------        -------------   ------------
                                                      8,890        7,505          7,727                7,692          8,223
                                               ============    =========       ========        =============   ============

CAPITAL EXPENDITURES FOR PROPERTY,
  PLANT AND EQUIPMENT:
  Drilling Products and Services                      5,070        4,077          5,430                6,896          6,378
  Premium Connections and Tubular Products            2,159        2,518          2,506                3,549          2,963
  Marine Products and Services                          601        1,051          1,854                  800          1,040
  Other                                                 312          530             --                  109             --
  Corporate                                           2,741        2,181          1,668                1,290            941
                                               ------------    ---------       --------        -------------   ------------
                                                     10,883       10,357         11,458               12,644         11,322
                                               ============    =========       ========        =============   ============

                                  GRANT PRIDECO
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
         QUARTER ENDED DECEMBER 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                   (Unaudited)
                       (in thousands, except percentages)


                                               DECEMBER 31,    MARCH 31,       JUNE 30,        SEPTEMBER 30,   DECEMBER 31,
                                                   2001          2002            2002              2002           2002
                                               ------------    ---------       --------        -------------   ------------
DRILLING PRODUCTS AND SERVICES

Revenues                                       $    114,293    $  78,816       $ 88,574        $      77,362   $     72,528
Gross Profit                                         36,320       24,543         25,490               18,995         15,594
Gross Profit %                                           32%          31%            29%                  25%            22%
Selling, General and Administrative                   4,931        4,829          5,796                5,704          4,525
Operating Income (e)                                 34,022       22,142         18,709               14,847         11,699
Operating Income % (e)                                   30%          28%            21%                  19%            16%
EBITDA, Before Other Charges (f)(c)                  37,895       25,170         24,177               17,874         14,788


                                               DECEMBER 31,    MARCH 31,       JUNE 30,        SEPTEMBER 30,   DECEMBER 31,
                                                   2001          2002            2002              2002           2002
                                               ------------    ---------       --------        -------------   ------------
PREMIUM CONNECTIONS AND TUBULAR PRODUCTS

Revenues                                       $     56,123    $  53,193       $ 58,067        $      58,680   $     46,902
Gross Profit                                          9,521        7,773          9,946                6,512          1,902
Gross Profit %                                           17%          15%            17%                  11%             4%
Selling, General and Administrative                   3,985        4,136          4,046                4,126          3,004
Operating Income (Loss) (g)                           5,424        3,565          5,589                2,103         (1,303)
Operating Income (Loss) % (g)                            10%           7%            10%                   4%            (3%)
EBITDA, Before Other Charges (h)(c)                   8,897        6,558          8,844                5,222          2,093


                                               DECEMBER 31,    MARCH 31,       JUNE 30,        SEPTEMBER 30,   DECEMBER 31,
                                                   2001          2002            2002              2002           2002
                                               ------------    ---------       --------        -------------   ------------
MARINE PRODUCTS AND SERVICES

Revenues                                       $     13,187    $  12,915       $ 15,085        $      19,086   $     25,835
Gross Profit                                          2,455        2,571          3,735                4,878          8,375
Gross Profit %                                           19%          20%            25%                  26%            32%
Selling, General and Administrative                   1,937        2,749          4,183                3,929          4,246
Operating Income (Loss)                                 518         (178)          (448)                 949          4,129
Operating Income (Loss) %                                 4%          (1%)           (3%)                  5%            16%
EBITDA, Before Other Charges (c)                      1,394          695            592                2,036          5,135


                                               DECEMBER 31,    MARCH 31,       JUNE 30,        SEPTEMBER 30,   DECEMBER 31,
                                                   2001          2002            2002              2002           2002
                                               ------------    ---------       --------        -------------   ------------
OTHER

Revenues                                       $      7,975    $   7,127       $  6,875        $       7,109   $     11,594
Gross Profit                                          1,292          318            211                1,208          3,843
Gross Profit %                                           16%           4%             3%                  17%            33%
Selling, General and Administrative                   1,015        1,102            605                  652          2,706
Operating Income (Loss)                                 277         (784)          (394)                 556          1,137
Operating Income (Loss) %                                 3%         (11%)           (6%)                  8%            10%
EBITDA, Before Other Charges (c)                        858         (346)           (69)                 765          1,570

                                  GRANT PRIDECO
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
         QUARTER ENDED DECEMBER 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                   (Unaudited)
                       (in thousands, except percentages)


NOTES:

   (a) Includes other charges of $7.0 million in the second quarter of 2002 related to fixed assets write-downs of $2.6 million ($2.4 million Drilling Products and $0.2 million Premium Connections) and $4.4 million of charges related to Corporate for executive severance cost.

   (b) Excludes other charges of $7.0 million in the second quarter of 2002 discussed in (a) above.

   (c) We calculate EBITDA by taking operating income (loss) and adding back depreciation and amortization, excluding the impact of charges for the respective segments and periods of those charges. Calculations of EBITDA should not be viewed as a substitute to calculations under U.S. GAAP, in particular operating income (loss) and net income (loss). In addition, EBITDA calculations by one company may not be comparable to another company.

   (d) The following table is a reconciliation of previously reported operating income (loss) for the fourth quarter of 2001, which is adjusted for the exclusion of amortization related to goodwill:

                                                          Operating Income                             Pro Forma Operating
                                                               (Loss)         Goodwill Amortization       Income (Loss)
                                                          ----------------    ---------------------    -------------------
            Drilling Products and Services                    $  34,022             $   802                 $  34,824
            Premium Connections and Tubular Products              5,424                 685                     6,109
            Marine Products and Services                            518                  94                       612
            Other                                                   277                  69                       346
            Corporate                                            (5,096)                 --                    (5,096)
                                                              ---------             -------                 ---------
                                                              $  35,145             $ 1,650                 $  36,795
                                                              =========             =======                 =========

   (e) Includes other charges of $2.4 million in the second quarter of 2002 related to fixed asset write-downs.

   (f) Excludes other charges of $2.4 million in the second quarter of 2002 discussed in (e) above.

   (g) Includes other charges of $0.2 million in the second quarter of 2002 related to fixed asset write-downs.

   (h) Excludes other charges of $0.2 million in the second quarter of 2002 discussed in (g) above.


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